APPENDIX A



                  AGREEMENT AND PLAN OF REORGANIZATION

                              by and among

                        INTRAOP MEDICAL, INC.,

                     INTRAOP MEDICAL CORPORATION,


                           February 24, 2004




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                            LIST OF EXHIBITS

Exhibit A     Articles of Merger

Exhibit B     Amended and Restated Articles of Incorporation

Exhibit C     Amended and Restated Bylaws




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                  AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of February 24, 2004 by and among Intraop Medical, Inc., a Delaware corporation ("Target") and Intraop Medical
Corporation, a Nevada corporation ("Acquiror").


                               RECITALS

A. The Boards of Directors of Target and Acquiror believe it is in the best interests of their respective companies and the shareholders of their respective companies that Acquiror acquire Target through the statutory merger of Target with and into Acquiror (the "Merger") and, in furtherance thereof, have approved the Merger.

B. Pursuant to the Merger, among other things, the outstanding shares of Target common stock, $0.001 par value ("Target Common Stock"), shall be converted into the right to receive shares of Acquiror common stock, $0.001 par value ("Acquiror Common Stock") (assuming the conversion of all of the outstanding shares of Target preferred stock, $0.001 par value ("Target Preferred Stock") into shares of Target Common Stock (collectively, the Target Preferred Stock and Target Common Stock are referred to herein as "Target Capital Stock")), upon the terms and subject to the conditions set forth herein.

C. Target and Acquiror desire to make certain representations and warranties and other agreements in connection with the Merger.

D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal
Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


1.  The Merger.
1.1 The Merger. At the Effective Time (as defined in Section 1.2 herein) and subject to and upon the terms and conditions of this Agreement, the Articles of Merger attached hereto as Exhibit A (the "Articles of Merger") and under the applicable provisions of the Nevada Revised Statutes ("Nevada Law") and Delaware General Corporation Law ("Delaware Law"), Target shall be merged with and into Acquiror, the separate corporate existence of Target shall cease, and Acquiror shall continue as the surviving corporation. Acquiror as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable, but no later than three (3) business days after the satisfaction or waiver of each of the conditions set forth in Section7 hereof, or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Gray Cary Ware

& Freidenrich LLP, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Articles of Merger with the Secretaries of State of the States of Nevada and Delaware in accordance with the relevant provisions of Nevada Law and Delaware Law (the time of the later of such filings being the "Effective Time").

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger, and the applicable provisions of Nevada Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers, and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities, and duties of Target shall become the debts, liabilities, and duties of the Surviving Corporation.
Articles of Incorporation; Bylaws.

1.4  At the Effective Time,
(a) The Articles of Incorporation of the Surviving Corporation shall be amended and restated as set forth in Exhibit B hereto.

(b) The Bylaws of the Surviving Corporation shall be amended and restated as set forth in Exhibit C hereto.

1.5 Directors and Officers. At the Effective Time, the directors and officers of Target immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

1.6  Effect on Capital Stock.
(a) Conversion of Target Common Stock. In connection with the Merger, at the Effective Time, each one (1) share of Target Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and automatically converted into the right to receive one (1) share of Acquiror Common Stock, upon the surrender of the applicable certificate in the manner provided in Section 1.7 hereof, or, in the case of a lost, stolen, or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9 hereof (the Acquiror Common Stock to be issued in the Merger shall be referred to herein as the "Merger Consideration"). In no event shall the Merger Consideration exceed 22 million shares of Acquiror Common Stock.

(b) Conversion of Target Preferred Stock. In connection with the Merger and subject to the vote requirement under the Target's Certificate, at the Effective Time, each share of Target Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into shares of Target Common Stock at the then effective conversion price with respect to each share of Target Preferred Stock, and each share of Target Common Stock thereby resulting shall be cancelled and extinguished and automatically converted into the right to receive one (1) share of Acquiror Common Stock in accordance with Section 1.6(a) hereof.

(c)	Cancellation of Shares of Currently Outstanding Acquiror Common
Stock. At the Effective Time, Acquiror shall, in accordance with that certain Agreement for the Purchase of Common Stock Dated October 3,

2003, by and between David Shamy and Peyton, Chandler & Sullivan, Inc. ("PCS"), and certain other parties (the "Principal Shareholder Agreement"), cause up to 19,982,265 shares of Acquiror Common Stock held by David Shamy to be cancelled and extinguished. Target shall have the right to dictate to Acquiror the amount of shares of Acquiror Common Stock held by David Shamy to be cancelled.

(d) Target Stock Options. At the Effective Time, all options to purchase Target Common Stock then outstanding under the Target Stock Option Plan (as defined in Section 2.4 herein), shall be assumed by Acquiror in accordance with Section 1.12.

(e) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the fair market value of a share of stock as shall be determined by the Surviving Corporation's board of directors in good faith. The fractional share interests of each Target shareholder shall be aggregated, so that no Target shareholder shall receive cash in respect of fractional share interests in an amount greater than the value of one full share of Acquiror Common Stock.
(f) Appraisal Rights. Notwithstanding any provision of this Agreement to the contrary, any shares of Target Capital Stock or Acquiror Common Stock held by a holder who has perfected such holder's right to demand payment of the fair value of such shares in accordance with Delaware Law or Nevada Law and who, as of the Effective Time, has not effectively withdrawn or lost such right to demand payment of the fair value ("Dissenting Shares"), if any, shall not be converted into the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law or Nevada Law. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of Delaware Law or Nevada Law, as applicable, becomes entitled to payment of the fair value for shares of Target Capital Stock or Acquiror Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, the Surviving Corporation shall issue and deliver, upon surrender by such shareholder of a certificate or certificates representing shares of Target Capital Stock, the portion of the Merger Consideration to which the Target shareholder would otherwise be entitled under this Section 1.6.

(g) Convertible Notes. At the Effective Time, except to the extent that notes convertibles into shares of Target Capital Stock (the "Target Convertible Notes") have been otherwise extinguished or satisfied or amended pursuant to separate agreement of the parties thereto, all of the Target Convertible Notes outstanding and unconverted as of the Effective Time shall be assumed by Acquiror.

(h) Warrants. At the Effective Time, except to the extent that warrants to purchase shares of Target Capital Stock (the "Target Warrants") have previously terminated or expired in accordance with their terms or amended pursuant to separate agreement of the parties thereto, all of the unexercised Target Warrants outstanding and unexercised as of the Effective Time shall be assumed by Acquiror.

 (i) Registration Rights. The registration rights of the Target equity interest holders shall be assumed by the Acquiror in accordance with their terms and effected by the Surviving Corporation.

1.7  Surrender of Certificates.
(a) Exchange Agent. Interwest Transfer or such other institution selected by Target with the reasonable consent of Acquiror shall act as exchange agent (the "Exchange Agent") in the Merger.

(b) Acquiror to Provide Common Stock. Promptly after the Effective Time, Acquiror in the case of subsection (i) below and Target in the case of subsection (ii) below, shall supply or cause to be supplied to the Exchange Agent for exchange in accordance with this Section 1 through such reasonable procedures as Acquiror and Target may adopt (i) certificates evidencing the shares of Acquiror Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time, and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(e) (collectively, (i) and (ii) shall be referred to as the "Exchange Fund").

(c)Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be delivered to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Common Stock (including converted Target Preferred Stock), whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Target may reasonably specify), (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares) and (iii) such other customary documents as may be required pursuant to such instructions. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Target, together with such letter of transmittal and other documents, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of Acquiror Common Stock, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(d), and (C) cash (without interest) in respect of fractional shares as provided in Section 1.6(e) and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

(d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest at the time of such surrender, the amount of any such dividends or other distributions with a record date on or after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

(e) Transfers of Ownership. At the Effective Time, the stock transfer books of the Target shall be closed and there shall be no further registration of transfers of Target Capital Stock thereafter on the records of the Target. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of Target one year after the Effective Time shall be delivered to Acquiror, upon demand, and any shareholders of Target who have not previously complied with this Section 1.7 shall thereafter look only to Acquiror for payment of their claim for the Merger Consideration and any dividends or distributions with respect to Acquiror Common Stock.

(g)  No Liability.  Notwithstanding anything to the contrary in this
Section 1.7, none of the Exchange Agent, the Surviving Corporation, or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(h) Dissenting Shares. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the Merger Consideration to which such holder is entitled pursuant to Section 1.6 hereof.

(i) Certificate Legends. The shares of Acquiror Common Stock to be issued pursuant to this Section shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Each certificate evidencing shares of Acquiror Common Stock to be issued pursuant to this Section shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

and any legends required by state securities laws.

1.8 No Further Ownership Rights in Target Capital Stock. The Merger Consideration delivered upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any dividends, distributions, or cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.

1.9 Lost, Stolen, or Destroyed Certificates. If any Certificates shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration (and dividends, distributions, and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Target may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Target, the Surviving Corporation, or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen, or destroyed.

1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

1.11 Taking of Necessary Action; Further Action. Each of Acquiror and Target will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all assets, property, rights, privileges, powers, and franchises of Target, the officers and directors of Target and Acquiror are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

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1.12  Target Options.
At the Effective Time, each option outstanding under the Target Stock Option Plan ("Target Options"), whether vested or unvested, will be assumed by Acquiror. A true and complete list as of the date hereof of all holders of outstanding Target Options, including the number of shares of Target Common Stock subject to each such option, the exercise or vesting schedule, the exercise price per share, and the term of each such option is set forth in the Target Disclosure Schedule (as hereafter defined). On the Closing Date, Target shall deliver to Acquiror an update of such list current as of such date. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plan and any other document governing such option immediately prior to the Effective Time, and any restriction on the exercisability of such Target Option shall continue in full force and effect, and the term, exercisability, vesting schedule, and other provisions of such Target Option shall remain unchanged. Consistent with the terms of the Target Stock Option Plan and the documents governing the outstanding options under such Plan, the Merger will not terminate any of the outstanding options under the Target Stock Option Plan or accelerate the exercisability or vesting of such options or the shares of Acquiror Common Stock which will be subject to those options upon the Acquiror's assumption of the options in the Merger. It is the intention of the parties that the options so assumed by Acquiror following the Effective Time will remain incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within 30 business days after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Target Stock Option Plan, a document in form and substance satisfactory to Target evidencing the foregoing assumption of such option by Acquiror.


2. Representations and Warranties of Target. Target represents and warrants to Acquiror that the statements contained in this Section 2 are true and correct, except as disclosed in a document of even date herewith and delivered by Target to Acquiror referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"). The Target Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 2, and the disclosure in any such numbered and lettered section of the Target Disclosure Schedule shall qualify only the corresponding subsection in this Section 2 (except to the extent disclosure in any numbered and lettered section of the Target Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the Target Disclosure Schedule).

2.1 Organization, Standing, and Power. Target is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section
10.2 hereof) on Target. Target has delivered a true and correct copy of the Certificate of Incorporation and Bylaws of Target, each as amended to date, to Acquiror. Target is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

2.2 Authority. Target has all requisite corporate power and authority to enter into this Agreement and the documents and instruments contemplated hereby to which it is a party (the "Transaction Documents"), and to consummate the transactions contemplated thereby. he execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Target subject only to the approval of the Merger by Target's shareholders as contemplated by Section 7.1. The affirmative vote of the holders of a majority of the shares of Target's Capital Stock outstanding on the record date or the written consent of Shareholders relating to this Agreement is the only vote of the holders of any of Target's Capital Stock necessary under Delaware Law to approve the Transaction Documents and the transactions contemplated thereby. The Board of Directors of Target has unanimously (i) approved this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the shareholders of Target and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Target approve this Agreement and the Merger. This Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Target does not, and execution of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Target or any of its subsidiaries, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its subsidiaries or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, alter or delay any of the transactions contemplated by this Agreement.

2.3 Governmental Authorization. Target and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's or any of its subsidiaries' business or the holding of any such interest and all of such authorizations are in full force and effect.

2.4 Capital Structure. As of the date hereof, the authorized capital stock of Target consists of 22,000,000 shares of Target Common Stock, par value $0.001 per share, of which there are issued and outstanding 6,695,925 shares, and 5,600,000 shares of Target Preferred Stock, par value $0.001 per share, of which there are issued and outstanding 507,000 shares of Series 1 Preferred Stock, 1,584,750 shares of Series 2 Preferred Stock, 997,017 shares of Series 3 Preferred Stock, and 1,590,000 shares of Series 4 Preferred Stock, all of which series of Preferred Stock are convertible into shares of Common Stock pursuant to the terms of the Target's Certificate. Also outstanding on the date hereof are the Convertible Notes, which are convertible in accordance with the terms of the Convertible Notes into 1,481,250 shares of Common Stock, and Warrants exercisable for 928,591 shares of Common Stock. All outstanding shares of Target Common Stock and Target Preferred Stock are duly authorized, validly issued, fully paid, and non-assessable. As of the date hereof, there are 1,019,500 shares of Common Stock reserved for issuance under option agreements (the "Target Stock Option Plan"). Except for the rights created pursuant to this Agreement and the rights disclosed in the preceding sentences, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Capital Stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. All shares of Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the options or warrants described in this Section 2.4, will be, when issued pursuant to the respective terms of such Preferred Stock or options or warrants, duly authorized, validly issued, fully paid and nonassessable. There are no other contracts, commitments or agreements relating to voting, purchase, or sale of Target's Capital Stock (i) between or among Target and any of its shareholders and (ii) to Target's knowledge, between or among any of Target's shareholders. All shares of outstanding Target Capital Stock and rights to acquire Target Capital Stock were issued in compliance with all applicable federal and state securities laws.

2.5 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration, or investigation pending before any Governmental Entity, foreign or domestic, or, to the knowledge of Target or any of its subsidiaries, threatened against Target or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such). There is no judgment, decree, or order against Target or any of its subsidiaries, or, to the knowledge of Target and its subsidiaries, any of their respective directors or officers (in their capacities as such). All litigation to which Target is a party (or, to the knowledge of Target, threatened to become a party) is disclosed in the Target Disclosure Schedule.

2.6 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Target or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Target or any of its subsidiaries, any acquisition of property by Target or any of its subsidiaries or the conduct of business by Target or any of its subsidiaries as currently conducted by Target or any of its subsidiaries.

2.7 Complete Copies of Materials. Target has delivered or made available true and complete copies of each document which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target and its subsidiaries.

2.8 Compliance With Laws. Each of Target and its subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

2.9 Disclaimer. Except as expressly set forth in this Agreement, Target expressly disclaims any representations or warranties of any kind or nature and except as otherwise set forth herein specifically disclaims any representation or warranty of merchantability, suitability or fitness for any particular purpose with respect to its assets or properties, or any part thereof, or as to the condition or workmanship thereof, or absence of any defects therein, whether latent or patent.

3. Representations and Warranties of the Acquiror. The Acquiror represents and warrants to Target that the statements contained in this
Section 3 are true and correct, except as disclosed in a document of even date herewith and delivered by Acquiror to Target on the date hereof referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"). The Acquiror Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3, and the disclosure in any such numbered and lettered section of the Acquiror Disclosure Schedule shall qualify only the corresponding section in this Section 3 (except to the extent disclosure in any numbered and lettered section of the Acquiror Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the Acquiror Disclosure Schedule).

3.1 Organization, Standing and Power. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Acquiror has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror, as amended to date, to Target. Acquiror is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Acquiror is the owner of all outstanding shares of capital stock of each of its subsidiaries listed in the Acquiror Disclosure Schedule and all such shares are duly authorized, validly issued, fully paid and nonassessable.

3.2 Authority. Acquiror has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents, and to consummate the transactions contemplated thereby.
The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Acquiror subject only to the approval of the Merger by Acquiror's shareholders as contemplated by Section 7.2. The affirmative vote of the holders of a majority of the shares of Acquiror's Capital Stock outstanding on the record date or the written consent of Shareholders relating to this Agreement is the only vote of the holders of any of Acquiror's Capital Stock necessary under applicable law to approve the Transaction Documents and the transactions contemplated thereby. The Board of Directors of Acquiror has unanimously (i) approved this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the shareholders of Acquiror and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Acquiror approve this Agreement and the Merger. This Agreement has been duly executed and delivered by Acquiror and constitutes the valid and binding obligation of Acquiror enforceable against Acquiror in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Acquiror does not, and execution of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or any of its subsidiaries, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, alter or delay any of the transactions contemplated by this Agreement.

3.3  SEC Documents.
(a) Acquiror has filed all forms, reports and documents required to be filed by it with the SEC since September 1, 2000. All such required forms, reports, and documents, and all exhibits and schedules thereto and documents incorporated by reference therein, (including those filed by Acquiror after the date hereof) are referred to herein as the
"Acquiror SEC Reports."   As of their respective dates, the Acquiror
SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder; and (ii) did not at the time each such Acquiror SEC Report was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the subsidiaries of Acquiror is required to file any forms, reports, or other documents with the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Acquiror SEC Reports (including any Acquiror SEC Reports filed by Acquiror after the date hereof until the Closing) (collectively, the "Acquiror Financial Statements"), (i) complied as to form in all material respects with the published rules and regulations of the SEC in effect, at the time of filing, with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act); and (iii) fairly presented the consolidated financial position of Acquiror and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Acquiror and its consolidated subsidiaries for the periods indicated therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

(c) Neither Acquiror nor any of its subsidiaries has any Liabilities of a nature required to be disclosed on a balance sheet or in the related notes to consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Acquiror and its subsidiaries taken as a whole, except Liabilities
(i) reflected in the Acquiror Balance Sheet; or (ii) incurred since the date of the Acquiror Balance Sheet in the ordinary course of business consistent with past practices.

(d) Acquiror has heretofore furnished to Target a true and complete copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed following the date hereof, to forms, reports and documents which previously had been filed by Acquiror with the SEC pursuant to the Securities Act or the Exchange Act.

3.4 Capitalization. The authorized capital stock of the Acquiror consists of 50,000,000 shares of Common Stock, $0.001 par value per share ("Acquiror Common Stock"), of which 22,284,000 shares were issued and outstanding, and 5,000,000 shares of Preferred Stock, $0.001 par value per share ("Acquiror Preferred Stock"), of which none were issued and outstanding. All of the issued and outstanding shares of Acquiror Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. There is (i) no subscription, warrant, option, convertible security, or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Acquiror or any of its subsidiaries authorized or outstanding, (ii) no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Acquiror or any of its subsidiaries, and
(iii) no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of the capital stock of the Acquiror or any of its subsidiaries or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Acquiror have been offered, issued and sold by the Acquiror in compliance with applicable federal and state securities laws.

3.5 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree, or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

3.6 Absence of Certain Changes. Since December 31, 2003 (the "Acquiror Balance Sheet Date"), Acquiror has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Acquiror; (ii) any sale or transfer of or material loss, or destruction of or damage to, any material asset of Acquiror or any of its subsidiaries; or (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquiror or any revaluation by Acquiror of any of its or any of its subsidiaries' assets.

3.7 Absence of Undisclosed Liabilities. Acquiror has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in its financial statements included in the Acquiror Form 10K as at December 31, 2003 (the "Acquiror Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Acquiror Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Acquiror Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

3.8 Compliance With Laws. Each of Acquiror and its subsidiaries has complied with, is not in violation of and has not received any notices of violation with respect to, any federal state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

3.9  Taxes.
(a) Acquiror and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by Acquiror and each of its subsidiaries with any Tax authority, except such Returns which are not material to Acquiror. Acquiror and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

 (b) Neither Acquiror nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Acquiror or any of its subsidiaries, nor has Acquiror or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(c) No audit or other examination of any Return of Acquiror or any of its subsidiaries by any Tax authority is presently in progress, nor has Acquiror or any of its subsidiaries been notified of any request for such an audit or other examination.

(d) Neither Acquiror nor any of its subsidiaries has any Liability for any material unpaid Taxes which has not been accrued for or reserved on Acquiror Balance Sheet in accordance with GAAP, which is material to Acquiror.

(e) There is no contract, agreement, plan or arrangement to which Acquiror or any of its subsidiaries is a party as of the date of this Agreement (including, without limitation, this Agreement), covering any employee or former employee of Acquiror or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Acquiror or any of its subsidiaries is a party or by which Acquiror or any of its subsidiaries is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

(f) Neither Acquiror nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Acquiror or any of its subsidiaries.

3.10  Agreements, Contracts and Commitments.
Neither Acquiror nor any of its subsidiaries is a party to or is bound by:
(a) any employment or consulting agreement, contract or commitment with any executive officer or member of the Board of Directors of Acquiror, other than those that are terminable by Acquiror or any of its subsidiaries on no more than thirty (30) days' notice without Liability or financial obligation to Acquiror;

(b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of products or services in the ordinary course of business;

(d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Acquiror or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

 (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Acquiror or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Acquiror has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than its subsidiaries; or

(f) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit.

(g) Neither Acquiror nor any of its subsidiaries, nor to the knowledge of Acquiror any other party to a Acquiror Contract (as defined below), is in breach, violation or default under, and neither Acquiror nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Acquiror or any of its subsidiaries is a party or by which Acquiror or any of its subsidiaries is bound that are required to be disclosed in the Acquiror Schedules pursuant to this Agreement (any such agreement, contract or commitment, a "Acquiror Contract") in such a manner as would permit any other party to cancel or terminate any such Acquiror Contract, or would permit any other party to seek material damages or other material remedies (for any or all of such breaches, violations or defaults, or all of them in the aggregate).

3.11 Brokers' and Finders' Fee. No broker, finder, or investment banker is entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the Merger, this Agreement or the other Transaction Documents or any transaction contemplated hereby or thereby.


4.  Conduct Prior To The Effective Time.
4.1 Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Acquiror agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Target, such consent not to be unreasonably withheld or delayed) to carry on its and its subsidiaries' business in the usual regular and ordinary course in substantially the same manner as heretofore conducted; to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes to pay or perform other obligations when due, subject to good faith disputes. Acquiror agrees to promptly notify Target of (i) any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could reasonably be expected to have a Material Adverse Effect on Acquiror and (ii) any change in its capitalization as set forth in Section 3.4. Without limiting the foregoing, except as expressly contemplated by this Agreement or as listed in Section 4.1 of the Acquiror Disclosure Schedule, Acquiror shall not do, cause, or permit any of the following, or allow, cause, or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Target, which consent shall not be unreasonably withheld or delayed:

 (a) Charter Documents. Cause or permit any amendments to its Articles of Incorporation or Bylaws;

(b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

(c) Material Contracts. Enter into any contract or commitment, which would constitute a Material Contract or violate, amend, or otherwise modify or waive any of the terms of any of its Material Contracts;

(d) Issuance of Securities. Issue, deliver, sell or authorize, or propose the issuance, delivery, or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(e) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets, except in the ordinary course of business, consistent with past practice;

(f) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

(g) Agreements. Enter into, terminate or amend any agreement which is material to the business or prospects of Acquiror or which is or would be a Material Contract;

(h) Payment of Obligations. Pay, discharge, or satisfy in an amount in excess of $1,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Acquiror Financial Statements;

(i) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements in excess of $1,000;

(j) Termination or Waiver. Terminate or waive any right of substantial value;

(k) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

(l) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material individually or in the aggregate, to its business, taken as a whole;

(m) Taxes. Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file or fail to file any material Tax Return or file any amendment to a material Tax Return, enter into any closing agreement, settle or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes; or

(n) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (m) above, or any action which would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

4.2  No Solicitation.
(a) From and after the date of this Agreement until the Effective Time, Acquiror shall not, directly or indirectly through any officer, director, employee, representative or agent of Acquiror or otherwise take any of the following actions with any other party other than Target and its designees: (i) solicit, initiate, entertain or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale of a material portion of Acquiror's assets, shares of capital stock or similar transactions involving Acquiror other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage or participate in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, enter into, accept, approve, recommend, authorize any statement with respect to or solicit in support of any Acquisition Proposal. Acquiror represents and warrants that it has the legal right to terminate any pending discussions or negotiations relating to an Acquisition Proposal without payment of any fee or other penalty.

(b) Acquiror shall notify Target immediately (and no later than 24 hours) after receipt by Acquiror (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of Acquiror by any person or entity that informs Acquiror that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the specific terms and conditions of such proposal, inquiry or contact, as the case may be, and such other information related thereto as Target may reasonably request.

(c) Except as contemplated by this Agreement, disclosure by Acquiror of the terms hereof (other than the prohibition of this Section 4.2), shall be deemed to be a violation of this Section 4.2.

4.3 Notification of Certain Matters. Acquiror and shall give prompt notice to Target, and Target shall give prompt notice to Acquiror, of
(i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Acquiror contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Acquiror to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, such that the conditions set forth in Section 6.2(a) or (b) or Section 6.3(a) or
(b) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 4.3 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice under this Agreement or (b) limit or otherwise effect any remedies or defenses available to the party giving such notice under this Agreement.

5.  Additional Agreements.
5.1  Preparation of Information Statement.
(a) As soon as practicable after the execution of this Agreement, each of Acquiror and Target shall prepare a solicitation statement for the solicitation of approval of the shareholders of each of Target and Acquiror describing this Agreement and the transactions contemplated hereby (the "Information Statement"). Each of Target and Acquiror shall provide such information about each other as Acquiror, Target and their counsel shall reasonably request. The information supplied by Target for inclusion in the Information Statement to be sent to the shareholders of Target, and in any other document filed by Acquiror with the Securities and Exchange Commission, shall not, on the date the Information Statement is first mailed to Target's shareholders or at the Effective Time, contain any statement that, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication that has become false or misleading. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror that is contained in any of the foregoing documents. The information supplied by Acquiror for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to Target's shareholders or at the Effective Time, contain any statement that, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication that has become false or misleading. Notwithstanding the foregoing, Acquiror makes no representation, warranty or covenant with respect to any information supplied by Target that is contained in any of the foregoing documents.

(b) The Information Statement shall constitute a disclosure document for the offer and issuance of shares of Acquiror Common Stock to be received by the holders of Target Capital Stock in the Merger.
Acquiror and Target shall each use reasonable commercial efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Acquiror and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Target will promptly advise Acquiror, and Acquiror will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of Target that the Target shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of Target. Anything to the contrary contained herein notwithstanding, Target shall not include in the Information Statement any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion.

5.2 Shareholder Approval. Each of the parties shall promptly take all action necessary in accordance with Nevada Law and Delaware Law and its Articles or Certificate of Incorporation and Bylaws to obtain the written consent of its shareholders approving the Merger as soon as practicable. Subject to Section 6.1, each of the parties shall use its efforts to solicit from its respective shareholders written consents in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger.

5.3 Sale of Shares Pursuant to Regulation D. The parties hereto acknowledge and agree that the shares of Acquiror Common Stock issuable to the Target shareholders pursuant to Section 1.6 hereof shall constitute "restricted securities" within the Securities Act. The certificates of Acquiror Common Stock shall bear the legends set forth in Section 2.6(i). Target will use its best efforts to cause each Target shareholder to execute and deliver to Acquiror an Investor Status Questionnaire or similar document indicating each shareholder's accredited or non-accredited status.

5.4  Access to Information.
(a) Acquiror shall afford Target and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Acquiror's and its subsidiaries' properties, personnel books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Acquiror and its subsidiaries as Target may reasonably request.

(b) Subject to compliance with applicable law, from the date hereof until the Effective Time, Acquiror shall confer on a regular and frequent basis with one or more representatives of Target to report operational matters of materiality and the general status of ongoing operations.

(c) Acquiror shall make its key personnel available to Target to answer questions regarding Acquiror and shall provide Target with reasonably requested information and such other information as is available pursuant to the Acquiror SEC Filings and any amendments or supplements thereto.

(d) No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

5.5 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), except as may be required by law.

5.6  Regulatory Approval: Further Assurances.
(a) Each party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Entity. Each of Target and Acquiror shall (i) give the other party prompt notice of the commencement of any legal proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, and (ii) keep the other party informed as to the status of any such legal proceeding.

(b) Acquiror and Target shall use all commercially reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement.

5.7 Legal Requirements. Each of Acquiror and Target will take commercially reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

5.8 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock and the assumption of the Target Options (and the issuance of Acquiror Common Stock upon exercise thereof) in connection with the Merger. Target shall use its commercially reasonable efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

5.9 Reorganization. Each party hereto shall treat the Merger contemplated hereby for income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. From and after the date hereof, no party to this Agreement shall take any action, or fail to take any action that would, in the reasonable determination of such party, jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

5.10 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the negotiations thereof and the transactions contemplated hereby (including all fees and expenses of accountants, attorneys, finders, brokers or financial advisors and all other expenses incurred) shall be expenses of the party incurring such expense. In the event the Merger is consummated, all such fees and expenses of Target shall be deemed to be expenses of Acquiror and shall be assumed in the Merger.

5.11 Officer/Director Indemnity. From and after the Effective Time, Acquiror and the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Target's Articles of Incorporation or By-Laws as in effect as of the date hereof as provided to Acquiror, indemnify and hold harmless each present and former director or officer of the Target or any of its subsidiaries (together with their respective successors, assigns, heirs, executors, administrators and representatives, collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with, and amounts paid in settlement of, any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and wherever asserted, brought or filed, arising out of or pertaining to any acts or omissions or alleged acts or omissions by them in their capacity as such, in each case for a period of four years after the Effective Time, including, without limitation, the transactions contemplated hereby. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to Acquiror, (ii) after the Effective Time,

Acquiror shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed) and provided further that it shall not be unreasonable to withhold consent to any settlement which requires any action by the Surviving Corporation other than the payment of money damages; and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such four-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties. The indemnity agreements of Acquiror and the Surviving Corporation in this Section 5.11 shall extend, on the same terms to, and shall inure to the benefit of and shall be enforceable by, each person or entity who controls, or in the past controlled, any present or former director or officer of Target or any of its subsidiaries.

6.  Conditions to the Merger.
6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

(a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, which would have a Material Adverse Effect on either Acquiror or on Acquiror combined with the Surviving Corporation after the Effective Time, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

(b) Governmental Approval. Acquiror and Target, and their respective subsidiaries and other shareholders of Target, as applicable, shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, other than filings and approvals relating to the Merger or affecting Acquiror's ownership of Target or any of its properties if failure to obtain such approval, waiver or consent would not have a Material Adverse Effect on Acquiror after the Effective Time.

(c) Securities Laws. The issuance of the Merger Consideration by Acquiror in accordance with this Agreement will be exempt from registration with the Securities and Exchange Commission and no other filings, approvals, registrations, or qualifications shall be required under applicable federal or state securities laws for the consummation of the Merger in accordance with this Agreement.

(d) Shareholder Approval. This Agreement, the Merger and the transactions contemplated herein shall be approved and adopted by the shareholders of both Acquiror and Target by the requisite vote under applicable law and Acquiror's Articles of Incorporation and Target's Certificate of Incorporation.

(e) Conversion of Preferred. The holders of Target Preferred Stock shall have approved the conversion of their shares into shares of Target Common Stock by the requisite vote under applicable law and Target's Certificate of Incorporation.

6.2 Additional Conditions to the Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

 (a) Representations, Warranties and Covenants. The representations and warranties of Acquiror in this Agreement (i) shall be true and correct in all material respects except that representations and warranties qualified by materiality shall be true and correct to the extent of such qualification on and as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing as though such representations and warranties were made on and as of such time except to the extent that any such failure to be true and correct (without regard to any qualification as to materiality contained in such representation or warranty) would not be reasonably likely to have a Material Adverse Effect on Target nor materially and adversely affect the consummation of the Merger (except, in any case, for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date).

(b) Performance of Obligations. Acquiror shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

(c) Certificate of Officers. Target shall have received a certificate executed on behalf of Acquiror by the chief executive officer of Acquiror certifying that the conditions set forth in Section 6.2(a) and
Section 6.2(b) have been satisfied.

(d)  Third Party Consents.  All consents or approvals listed in
Schedule 6.2(d), if any, shall have been obtained and shall be in full force and effect.

(e) No Governmental Litigation. There shall not be pending or threatened any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved, and no party hereto shall have received any communication from any Governmental Entity in which such Governmental Entity indicates the probability of commencing any legal proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from Acquiror or any of its subsidiaries or Target, any damages or other relief that would be material to Acquiror or Target; (c) seeking to prohibit or limit in any material respect Target's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Acquiror; or (d) which would materially and adversely affect the right of Acquiror or Target to own the assets or operate the business of Target.

(f) No Other Litigation. There shall not be pending any legal proceeding: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Acquiror or any of its subsidiaries or Target any damages or other relief that would be material to Acquiror or Target;
(c) seeking to prohibit or limit in any material respect Target's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Acquiror; or (d) which would affect adversely the right of Target or Acquiror to own the assets or operate the business of Target.

(g) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect on Acquiror.

(h) Officers and Director Resignations. All persons serving as directors or officers of Acquiror shall have resigned such positions effective as of the Closing Date.

(i) Shareholder Approval. This Agreement, the Merger and the transactions contemplated herein shall be approved and adopted by the shareholders of Acquiror by the requisite vote under applicable law and Acquiror's Articles of Incorporation.

(j) Dissenters' Rights. Not more than ten percent (10 percent) of the shares of Target Common Stock (including shares of Target Preferred Stock on an as-converted basis) outstanding immediately prior to the Effective Time shall be eligible as Dissenting Shares.

(k) Due Diligence Review. Target, at the sole discretion of its Board of Directors, shall have determined that it is satisfied with its due diligence review of the Acquiror, including, but not limited to, the Acquiror's SEC Filings, the Acquiror's Tax filings, the Acquiror's Financial Statements, and the curative actions of the Acquiror and related parties in connection with the Merger and the transactions contemplated hereunder.

6.3 Additional Conditions to Obligations of Acquiror. The obligations of Acquiror and to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

(a) Representations, Warranties and Covenants. The representations and warranties of Target in this Agreement (i) shall be true and correct in all material respects except that representations and warranties qualified by materiality shall be true and correct to the extent of such qualification on and as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing as though such representations and warranties were made on and as of such time except to the extent that any such failure to be true and correct (without regard to any qualification as to materiality contained in such representation or warranty) would not be reasonably likely to have a Material Adverse Effect on Acquiror (except, in any case, for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date).

(b) Performance of Obligations. Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.

(c) Certificate of Officers. Acquiror shall have received a certificate executed on behalf of Target by an officer of Target certifying that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

(d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect on the Target prior to the Closing Date.

(e) No Governmental Litigation. There shall not be pending or threatened any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved, and no party hereto shall have received any communication from any Governmental Entity in which such Governmental Entity indicates the probability of commencing any legal proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or (b) relating to the Merger and seeking to obtain from Acquiror, any damages or other relief that would be material to them.

(f) Shareholder Approval. This Agreement, the Merger and the transactions contemplated herein shall be approved and adopted by the shareholders of Target by the requisite vote under applicable law and Target's Certificate of Incorporation.


7.  Termination, Amendment and Waiver.
7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Section 8.1(b) through Section 8.1(d), by written notice by the terminating party to the other party):

(a)  by the mutual written consent of Acquiror and Target;

(b) by either Acquiror or Target if the Merger shall not have been consummated by June 30, 2004, provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

(c) by either Acquiror or Target if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under this Agreement;

(d) by Acquiror or Target, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 6.1 or 6.3 (in the case of termination by Acquiror) or Section 6.1 or 6.2 (in the case of termination by Target) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party;

(e) by Target, if its Board of Directors determines in its sole discretion that it is not satisfied with its due diligence review of the Acquiror, including, but not limited to, the Acquiror's SEC
Filings, the Acquiror's Tax filings, the Acquiror's Financial
Statements, and the curative actions of the Acquiror and related parties in connection with the Merger and the transactions contemplated hereunder.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, there shall be no liability or obligation on the part of Acquiror, Target, or their respective officers, directors, or shareholders, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Sections 5.9 (Expenses) and 6.1 (Termination) shall remain in full force and effect and survive any termination of this Agreement.

7.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto (by a duly authorized officer thereof, in the case of a corporate party).

7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors (in the case of Target or Acquiror), may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party (by a duly authorized officer, thereof in the case of a corporate party).


8.  Indemnification.
(a) Survival of Warranties. All representations, warranties and covenants made by Target and Acquiror herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until the first anniversary of the Closing. Notwithstanding the preceding sentence, any claim for indemnity for breach of a representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which such representation or warranty otherwise would terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

(b) From and after the Closing Date, subject to the limitations set forth in this Section 8, the Acquiror will indemnify, defend, and hold harmless the Surviving Corporation and its respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control the Surviving Corporation within the meaning of the Securities Act (the "Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, attorneys' fees and expenses of investigation and defense (net of any directly related insurance payments or recoveries received or to be received from third party insurers) (collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Acquiror in this Agreement, the Acquiror Disclosure Schedules, or any exhibit or schedule to this Agreement (collectively, "Acquiror Breaches").

(c) From and after the Closing Date, subject to the terms, conditions and limitations contained in this Section 8, Target shall indemnify, defend and hold harmless Acquiror and its respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Acquiror within the meaning of the Securities Act from and against all Damages arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Target in this Agreement, the Target Disclosure Schedules or any exhibit or schedule to this Agreement (collectively, "Target Breaches").

(d) In no event shall the shareholders of Target be liable to Acquiror or the other indemnitees described in Section 8.2(b), or Acquiror be liable to Target or the other indemnitees described in Section 8.2(c), for any consequential, exemplary, punitive, or speculative damages, except to the extent any such otherwise excluded damages are a component of Damages which arise out of a third party claim for which such indemnified party becomes liable and for which third party claim they are entitled to indemnification pursuant to this Section 8.


9.  General Provisions.
9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or three (3) business days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or one (1) business day after it is sent by commercial overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

(a)  if to Acquiror, to:

          Intraop Medical Corporation, formerly known as
          Digitalpreviews.com, Inc.
          7408 Comstock Circle
          Salt Lake City, UT  84121
          Attention: Mr. David Shamy
          Fax:  (801) 943-9374
          Tel:  (801) 943-2345

(b)  if to Target, to:

          Intraop Medical, Inc.
          3170 De La Cruz Blvd., Suite 108
          Santa Clara, CA  95054
          Attention: Dr. Don Goer
          Fax:  (408) 986-6020
          Tel:  (408) 986-0222

with a copy to

          Gray Cary Ware & Freidenrich
          400 Capitol Mall, Suite 2400
          Sacramento, CA  95814
          Attn:  Kevin A. Coyle
          Fax:  (916) 930-3201
          Tel:  (916) 930-3200

9.2 Definitions. In this Agreement any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters. In this Agreement any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole, other than changes directly caused by
(i) conditions affecting national, regional or world economies, or (ii) conditions affecting the industries of Target or Acquiror, as applicable, as a whole.

9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.4 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, and shall not be assigned by operation of law or otherwise without the written consent of the other party.

9.5 Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6 Remedies Exclusive. From and after the Closing Date, the remedies provided in this Agreement shall be the exclusive remedy with respect to the Agreement and transactions contemplated thereby except with respect to fraud or criminal activity.

9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of California applicable to parties residing in California, without regard to applicable principles of conflicts of law, except to the extent that matters are governed by Nevada Law or Delaware Law as herein provided. Subject to Section 9.8, each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within Santa Clara or San Mateo County, California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

9.8  Dispute Resolution.
(a) Subsequent to closing of the Merger all disputes arising out of or relating to this Agreement, including without limitation, controversies or claims arising out of the provisions of Section 9, but not in any case, claims of fraud, shall be settled by binding arbitration as provided in this Section 9.8. In the event of such dispute, any party may send another party written notice identifying the matter in dispute. Within thirty (30) days after such written notice is given, one or more principals of each party involved in the dispute shall meet at a mutually agreeable location for the purpose of determining whether they can resolve the dispute themselves.

(b) If such parties fail to resolve the dispute by written agreement within said thirty (30) day period, any such party may thereafter commence arbitration with respect to such dispute.

(c) The Arbitration shall be conducted by one arbitrator. Acquiror and Target shall agree on the arbitrator, provided that if they cannot agree on such arbitrator, any of them can request that Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be in writing, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator.
The decision of the arbitrator, including any decision as to the validity and amount of any claim in an Officer's Certificate or Agent Certificate, shall be binding and conclusive upon the parties to this Agreement.

(d) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules in effect of the American Arbitration Association. For purposes of this Section 9.8(b), any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate, as the case may be, is at issue, the party seeking indemnification shall be deemed to be the non-prevailing party unless the arbitrator awards the party seeking indemnification more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the person against whom indemnification is sought shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

9.9 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

9.10 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be solely between the parties to this Agreement.

9.11 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.


IN WITNESS WHEREOF, Target and Acquiror, have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.


INTRAOP MEDICAL CORPORATION,
formerly known as
DIGITALPREVIEWS.COM, INC.




/s/David Shamy
-----------------------------
By: /s/  David Shamy
Name:   David Shamy
Title:  President




INTRAOP MEDICAL, INC.




/s/Donald Goer
-----------------------------
By: /s/  Donald Goer
Name:   Donald Goer
Title:  President

                               EXHIBIT A


                          ARTICLES OF MERGER
                                   of
                         INTRAOP MEDICAL, INC.
                        (a Nevada corporation)
                                  into
                       INTRAOP MEDICAL CORPORATION
                        (a Delaware corporation)

Pursuant to Section 92A.200 of the Nevada Revised Statutes and Section 251(c) of the General Corporation Law of the State of Delaware, the undersigned parties to an Agreement and Plan of Merger (the "Merger Agreement") dated February 10, 2004 between Intraop Medical Corporation, a Nevada corporation ("Intraop Nevada"), and Intraop Medical, Inc., a Delaware corporation ("Intraop Delaware"), certify as follows:


1. That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

     Name                       State of Incorporation
Intraop Medical Corporation           Nevada

Intraop Medical, Inc.                 Delaware


2. The Merger Agreement providing for the merger of Intraop Delaware with and into Intraop Nevada (the "Merger") has been approved, adopted, certified, executed and acknowledged by the required consents of the shareholders of both Intraop Delaware and Intraop Nevada in accordance with Section 251(c) of the Delaware General Corporation Law and Sections 78.320 and 92A.200 of the Nevada Revised Statutes.


3. The surviving corporation shall be Intraop Nevada (the "Surviving Corporation"), and its name shall be Intraop Medical Corporation.


4. Pursuant to the Merger Agreement, the Articles of Incorporation of the Surviving Corporation, shall be amended and restated in their entirety as attached hereto as Exhibit A.


5. The complete executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is:

          Intraop Medical Corporation
          3170 De La Cruz Blvd., Suite 108
          Santa Clara, CA  95054
          Attention: Dr. Don Goer
          Tel:  (408) 986-0222

6. Copies of process may be sent by the Secretary of State to the address set forth above.


7. A copy of the Agreement and Plan of Merger shall be furnished by Intraop Nevada upon request and without charge to any stockholder of any constituent corporation.


8.  These Articles of Merger shall be effective immediately prior to
the close of business on March    , 2004.


              (Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the undersigned has caused this Articles of Merger
to be executed by its duly authorized officer this       day of
           , 2004.


INTRAOP MEDICAL CORPORATION,
formerly known as
DIGITALPREVIEWS.COM, INC.





By:-------------------------------
Name:
Title:  President and Secretary




INTRAOP MEDICAL, INC.





By:-------------------------------
Name:
Title:  President





By:-------------------------------
Name:
Title:  Secretary

                                EXHIBIT B

                     EXHIBIT A to CERTIFICATE OF MERGER



                         AMENDED AND RESTATED

                       ARTICLES OF INCORPORATION

                                   OF

                       INTRAOP MEDICAL CORPORATION


                               ARTICLE I

The name of the corporation is:  Intraop Medical Corporation.

                               ARTICLE II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the Nevada Revised Statutes.

                              ARTICLE III

The name and complete business address in the State of Nevada of the corporation's initial agent for service of process are: Paracorp
Incorporated, 318 N. Carson St. #208, Carson City, NV 89701.

                               ARTICLE IV

The corporation is authorized to issue only one class of shares which shall be designated "Common Stock," $0.001 par value per share. The total number of shares which the corporation is authorized to issue is one hundred million (100,000,000).

                               ARTICLE V

(a) The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

(b) The corporation is authorized to provide indemnification of officers, directors, employees or agents, through bylaw provisions, agreements with officers, directors, employees or agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 78.7502 of the Nevada Revised Statutes, subject to the applicable limits set forth in Sections 78.7502 and 78.751 of the Nevada Revised Statutes with respect to actions for breach of duty to the corporation and its shareholders.

(c)  Any amendment, repeal or modification of any provision of this
Article V shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

                               ARTICLE VI

The corporation shall have at least one (1) director. The first Board of Directors shall consist of the following four members:

          Donald A. Goer, Ph.D.
          3170 De La Cruz Blvd., Suite 108
          Santa Clara, California 95054

          John P. Matheu
          3170 De La Cruz Blvd., Suite 108
          Santa Clara, California 95054

          Mary Louise Meurk
          3170 De La Cruz Blvd., Suite 108
          Santa Clara, California 95054

          Theodore L. Phillips, M.D.
          3170 De La Cruz Blvd., Suite 108
          Santa Clara, California 95054

IN WITNESS WHEREOF, the undersigned has executed these Amended and
Restated Articles of Incorporation on           , 2004.





                                       ------------------------------
                                       (Name), (Title)

                               EXHIBIT C

                          AMENDED AND RESTATED
                                BYLAWS
                                  OF
                      INTRAOP MEDICAL CORPORATION
                         a Nevada corporation

Article 1  OFFICES                                                  1
     1.1  Principal Office                                          1
     1.2  Other Offices                                             1
     1.3  Registered Agent                                          1

Article 2  STOCKHOLDERS                                             1
     2.1  Place of Meetings                                         1
     2.2  Annual Meetings                                           1
     2.3  Special Meetings                                          2
     2.4  Notice of Meetings                                        2
     2.5  Quorum                                                    2
     2.6  Voting                                                    2
     2.7  Action Without Meeting                                    3
     2.8  Record Date                                               3

Article 3  DIRECTORS                                                3
     3.1  Powers                                                    4
     3.2  Number                                                    4
     3.3  Vacancies                                                 4
     3.4  Removal                                                   4
     3.5  Place of Meetings                                         4
     3.6  Regular Meetings                                          4
     3.7  Special Meetings; Notice                                  5
     3.8  Waiver of Notice                                          5
     3.9  Participation by Telephone                                5
    3.10  Quorum and Action at Meeting                              5
    3.11  Action Without Meeting                                    5
    3.12  Committees                                                5
    3.13  Compensation and Expenses of Directors                    6

Article 4  OFFICERS                                                 6
     4.1  Officers                                                  6
     4.2  Removal and Vacancies                                     6
     4.3  President                                                 6
     4.4  Executive Vice President                                  7
     4.5  Vice Presidents                                           7
     4.6  Secretary                                                 7
     4.7  Treasurer                                                 7

Article 5  MISCELLANEOUS                                            8
     5.1  Notices                                                   8
     5.2  Certificates for Shares                                   8
     5.3  Lost, Stolen or Destroyed Certificates                    9
     5.4  Records and Inspection Rights                             9
     5.5  Annual Statement of General Information                   9
     5.6  Dividends                                                 9
     5.7  Checks, Drafts, Evidences of Indebtedness                10
     5.8  Corporate Seal                                           10
     5.9  Indemnification of Corporate Agents                      10
    5.10  Fiscal Year                                              10

Article 6  AMENDMENTS                                              10
     6.1  Amendments                                               10

                      AMENDED AND RESTATED BYLAWS
                                   OF
                      INTRAOP MEDICAL CORPORATION,
                          a Nevada corporation


                                ARTICLE 1

                                 OFFICES

1.1 Principal Office. The principal office for the transaction of the business of the corporation is hereby fixed and located at 3170 De La Cruz Blvd., Suite 108, Santa Clara, California 95054.

1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Nevada as the board of directors may from time to time determine or the business of the corporation may require.

1.3 Registered Agent. The initial agent of the corporation shall be Paracorp Incorporated, 318 N. Carson St. # 208, Carson City, NV 89701. The corporation may change its registered agent or registered office in the State of Nevada, subject to the notification and filing requirements of the Nevada Revised Statutes.


                                ARTICLE 2

                               STOCKHOLDERS

2.1 Place of Meetings. Annual and special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

2.2 Annual Meetings. The annual meeting of stockholders shall be held on such date and time as the board of directors may determine; provided, however, that if this day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding business day. At the annual meeting, directors shall be elected and any other proper business may be transacted.

2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.4 Notice of Meetings. Notices of meetings shall be in writing and signed by the president or a vice president, or the secretary, or an assistant secretary, or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or without this state, where it is to be held. A copy of such notice shall be delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, such notice shall be directed to a stockholder at his or her address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date on which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

2.5  Quorum.
(a) The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

(b) When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before the meeting, unless the question is one on which, by express provision of the statutes or of the articles of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.6  Voting.
(a) Procedures. Except as hereinafter provided, every stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his or her name on the books of the corporation. There shall be no cumulative voting with respect to election of directors.

(b) Proxies. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one is present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation.

2.7 Action Without Meeting. Any action that may be taken by the vote of the stockholders at a meeting, may be taken without a meeting and without prior notice, if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the articles of incorporation require a greater proportion of voting power to authorize such action, in which case such greater proportion of written consents shall be required.

2.8  Record Date.
(a) The directors may prescribe a period not exceeding sixty days before any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than sixty days or less than ten days prior to the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.

(b) The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.


                                ARTICLE 3

                                DIRECTORS

3.1 Powers. The business of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

3.2 Number, Qualifications and Term of Office of Directors. The number of directors which shall constitute the whole board shall be at least one, with the specific number to be determined from time to time by resolution of the board of directors. Each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

3.3 Vacancies. Vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors though less than a quorum. When one or more directors shall give notice of his, her or their resignation to the board, effective at a future date, the board shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

3.4 Removal. Any or all of the directors may be removed from office with or without cause by an affirmative vote of not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

3.5  Place of Meetings.
(a) The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Nevada.

(b) The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

3.6 Regular Meetings. Immediately after each annual meeting of stockholders, the board of directors shall hold without call or notice other than this bylaw a regular meeting for the purposes of organization, election of officers and the transaction of other business. Other regular meetings of the board of directors shall be held without notice at such time and place as shall be determined from time to time by the board of directors.

3.7 Special Meetings; Notice. Special meetings of the board of directors may be called at any time by the president, vice president or the secretary or any two directors. Notice of the time and place of all special meetings shall be given to each director by any of the following means:
(a) by personal delivery, telephone, telegraph, facsimile, electronic mail or other electronic means at least 48 hours prior to the time of the meeting; or
(b) by depositing the notice in the United States mail, at least four days prior to the time of the meeting.

3.8 Waiver of Notice. The transactions of any meeting of the board of directors, however called and noticed and wherever held, are as valid as though performed at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed waived by a director who attends the meeting without protesting the lack of notice before or at its commencement.

3.9 Participation by Telephone. Members of the board of directors may participate in a meeting through use of conference telephone or similar communications equipment, as long as all members participating in the meeting can communicate with one another. Participation in a meeting pursuant hereto constitutes presence in person at the meeting.

3.10 Quorum and Action at Meeting. A majority of the board of directors then in office, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, by the articles of incorporation or by these bylaws.

3.11 Action Without Meeting. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

3.12 Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it or on which the corporation desires to place a seal. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The committees shall keep regular minutes of their proceedings and report the same to the board when required.

3.13 Compensation and Expenses of Directors. Directors shall not receive a salary for their services, but may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                ARTICLE 4

                                OFFICERS

4.1  Officers.
(a) The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may appoint a chairman of the board, one or more vice presidents, and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. One person may hold two or more offices.

(b) The salaries or compensation of all officers and agents of the corporation shall be fixed by the board of directors.

4.2 Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

4.3 President. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall also execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

4.4 Executive Vice President. The executive vice president shall direct the day-to-day activities of the corporation in accordance with policies and objectives established by the president and the board of directors. In the absence or disability of the president he or she shall perform the duties and exercise the power of the president and shall perform such other duties as the board of directors or president may from time to time prescribe.

4.5 Vice Presidents. The vice presidents shall, in the absence or disability of the president and the executive vice president, perform the duties and exercise the powers of the president and/or executive vice president and shall perform such other duties as the board of directors may from time to time prescribe.

4.6 Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. The Secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the treasurer or an assistant secretary.

4.7 Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall also disburse the funds of the corporation as may be ordered by the board of directors taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at the regular meetings of the board, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.


                                ARTICLE 5

                              MISCELLANEOUS

5.1  Notices.
(a) Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by facsimile telecommunication or electronic mail.

(b) Whenever all parties entitled to vote at any meeting, whether directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted that is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time. If any meeting is irregular for want of notice or of consent as provided in the previous sentence, then, provided a quorum was present at such meeting, the proceedings of that meeting may be ratified and approved and rendered valid, and the irregularity or defect therein waived, by a writing signed by all parties having the right to vote at such meetings. Any consent or approval of stockholders may be by proxy or power of attorney, but all such proxies and powers of attorney must be in writing.

(c) Whenever any notice whatever is required to be given under the provisions of the statutes, of the articles of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

5.2  Certificates for Shares.
(a) Every stockholder shall be entitled to have a certificate, signed by the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such stockholder in the corporation. If the corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any stockholders upon request and without charge, a full or summary statement of the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, and, if the corporation shall be authorized to issue only special stock, such certificate shall set forth in full or summarize the rights of the holders of such stock.

(b) Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents of the corporation, the transfer agent or the transfer clerk or the registrar of the corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. If the corporation uses facsimile signatures of the officers and agents on its stock certificate, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in these dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of such corporation.

(c) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

5.3 Lost, Stolen or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

5.4 Records and Inspection Rights. The corporation shall keep such records (including stockholders' lists, accounting books, minutes of meetings and other records) as are required by the Nevada Revised Statutes, and these records shall be open to inspection by the directors and stockholders of the corporation to the extent permitted by the Nevada Revised Statutes.

5.5 Annual Statement of General Information. The corporation, during the applicable filing period in each year, shall file with the Nevada Secretary of State, on the prescribed form, a statement setting forth the information required by Section 78.150 of Nevada Revised Statutes.

5.6 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserves in the manner in which it was created.

5.7 Checks, Drafts, Evidences of Indebtedness. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of, or payable to, the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

5.8 Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal, Nevada."

5.9  Indemnification of Corporate Agents.
(a) The corporation shall indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person's having been made or having been threatened to be made a party to a proceeding to the fullest extent permissible under Nevada law and subject to any limitations (if any) set forth in the articles of incorporation of the corporation, and the corporation shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding.

(b) The corporation may purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against, or incurred by, the agent in such capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against that liability under the Nevada law.

5.10  Fiscal Year.  The fiscal year shall end on September 30.


                                ARTICLE 6

                               AMENDMENTS

6.1 Amendments. New bylaws may be adopted or these bylaws may be altered or repealed at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such new adoption, alteration or repeal be contained in the notice of such special meeting.

                        CERTIFICATE OF SECRETARY

I, the undersigned, hereby certify that I am the presently elected and acting secretary of Intraop Medical Corporation, a Nevada corporation, and the foregoing bylaws, consisting of 10 pages, excluding this page, are the bylaws of this corporation as adopted by Unanimous Written
Consent of the board of directors on                      , 2004.
                                     --------------------


Dated as of:                  , 2004
             ----------------


Executed at                   , California
            -----------------





                                  -----------------------------------
                                  Mary Louise Meurk, Secretary

                               EXHIBIT D

                          DISCLOSURE SCHEDULES

None


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